UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2012 (October 3, 2012)

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 3, 2012 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 16, 2012, by and among Denver Parent Corporation (“Parent”), Denver Merger Sub Corporation (“Merger Sub”), Venoco, Inc. (the “Company”) and Timothy M. Marquez, Merger Sub was merged (the “Merger”) with and into the Company with the Company as the surviving corporation.  Mr. Marquez is the Company’s Executive Chairman. Parent is, and Merger Sub was prior to the Merger, an affiliate of Mr. Marquez.  Ed O’Donnell, the Company’s CEO, Tim Ficker, the Company’s CFO, and Terry Anderson, the Company’s General Counsel, are officers of Parent.

At the effective time of the Merger, each share of common stock, par value $0.01 per share (“Common Stock”), of the Company issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent, Merger Sub and Mr. Marquez and holders who had properly demanded and not withdrawn a demand for appraisal rights) were cancelled and converted into the right to receive $12.50, in cash, without interest (the “Merger Consideration”).

In connection with the closing of the Merger, the Company entered into on the Closing Date (i) a Fifth Amended and Restated Credit Agreement with Citibank, N.A., as administrative agent, the lenders party thereto, and certain subsidiaries of the Company party thereto as guarantors (the “Revolving Credit Facility”) and (ii) a Second Lien Term Loan Agreement with Citibank, N.A., as administrative agent, the lenders party thereto and certain subsidiaries of the Company party thereto as guarantors (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Credit Facilities”). Drawings of $96 million under the Revolving Credit Facility and $315 million under the Term Loan Facility were used to provide funding for the Merger on the Closing Date, together with $60 million of financing at Parent.  Proceeds of the Credit Facilities are also available to be used to fund the acquisition, exploration and development of hydrocarbon interests and for working capital and other general corporate purposes of the Company and its subsidiaries.

The Revolving Credit Facility is subject to aggregate commitments of $156 million and an initial borrowing base of $175 million. The Company has the right, upon satisfaction of certain conditions, to request increases of the commitments under the Revolving Credit Facility so long as after giving effect to any such increase, the aggregate amount of commitments under the Revolving Credit Facility does not exceed $500 million. The Revolving Credit Facility is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries other than Ellwood Pipeline, Inc. (“Ellwood”), including the equity of all of the Company’s subsidiaries, and is unconditionally guaranteed by each of the Company’s subsidiaries other than Ellwood.  The Term Loan Facility was fully drawn on the Closing Date in the amount of $315 million. The Term Loan Facility is secured by second priority liens on the same collateral as the Revolving Credit Facility and is unconditionally guaranteed by the same guarantors.  Principal on the Revolving Credit Facility is payable on March 31, 2016 and principal on the Term Loan Facility is payable on June 30, 2017, subject, in each case, to certain obligations to make mandatory prepayments.  The Company may from time to time make optional prepayments on the loans outstanding under the Credit Facilities.  Under the Term Loan Facility, prepayments made prior to the third anniversary of the Closing Date are subject to a prepayment premium.

Loans made under both Credit Facilities are designated, at the Company’s option, as either “Base Rate Loans” or “LIBO Rate Loans.”  Base Rate Loans under the Revolving Credit Facility bear interest at a floating rate equal to (a) the greatest of (i) Citibank, N.A.’s announced “prime rate”, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.0% plus (b) an applicable margin ranging from 1.25% to 2.50%, based upon utilization of the borrowing base and the Company’s consolidated leverage ratio.  LIBO Rate Loans under the Revolving Credit Facility bear interest at (a) LIBOR plus (b) an applicable margin ranging from 2.25% to 3.50%, based upon utilization of the borrowing base and the Company’s consolidated leverage ratio.  The interest rate under either type of loan may be increased by 0.5% in certain circumstances.  A commitment fee 0.50% per annum is payable with respect to unused borrowing availability under the Revolving Credit Facility.

Base Rate Loans under the Term Loan Facility bear interest at a floating rate equal to (a) the greatest of (i) Citibank, N.A.’s announced “prime rate”, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus

1.0% plus (b) an applicable margin of 6.00%.  LIBO Rate Loans under the Term Loan Facility bear interest at LIBOR plus an applicable margin of 7.00%.

The agreements governing the Credit Facilities contain customary representations, warranties, events of default, indemnities and covenants, including financial covenants that require the Company to maintain specified ratios of (a) in the case of both Credit Facilities, total debt to EBITDA and EBITDA to interest expense, (b) in the case of the Revolving Credit Facility only, current assets to current liabilities, and (c) in the case of the Term Loan Facility only, PDP PV-10 value to secured debt.

The foregoing description of the agreements governing the Credit Facilities does not purport to describe all of the terms of those agreements, and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 3.01             NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that trading in the Common Stock be suspended and that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Common Stock. The Company intends to file a Form 15 to suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act and to deregister its Common Stock under Section 12(g) of the Exchange Act as soon as practicable.

ITEM 3.03             MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Upon completion of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent, Merger Sub and Mr. Marquez and holders who had properly demanded and not withdrawn a demand for appraisal rights) was converted into the right to receive the Merger Consideration, and such stockholders of the Company ceased to have any rights as stockholders of the Company (other than their right to receive Merger Consideration).

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective upon completion of the Merger on the Closing Date, in accordance with the Merger Agreement, Tim Marquez, the sole director of Merger Sub immediately before the Merger, became the sole director of the surviving corporation. Accordingly, each of Donna L. Lucas, J.C. “Mac” McFarland, Joel L. Reed, Dr. M.W. Scoggins, Mark A. Snell and Richard S. Walker ceased serving as members of the Company’s board of directors at the effective time of the Merger.

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub became the bylaws of the Company, as the surviving corporation in the Merger. A copy of the amended and restated bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Venoco, Inc.

10.1

Fifth Amended and Restated Credit Agreement, dated as of October 3, 2012, by and among Venoco, Inc., Citibank, N.A., as administrative agent, Citigroup Global Markets, Inc., as Arranger, The Bank of Nova Scotia, as syndication agent, KeyBank National Association, as documentation agent, the lenders party thereto, and certain subsidiaries of Venoco, Inc. party thereto as guarantors.

10.2

Second Lien Term Loan Agreement, dated as of October 3, 2012, by and among Venoco, Inc., Citibank, N.A., as administrative agent, Citigroup Global Markets, Inc., as arranger, the lenders party thereto and certain subsidiaries of Venoco, Inc. party thereto as guarantors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2012

VENOCO, INC.

	By:	/s/ Ed O’ Donnell
	Name:	Ed O’Donnell
	Title:	Chief Executive Officer